UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ORTHOVITA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Internet Availability of Proxy Materials for

2011 Annual Meeting of Shareholders

Orthovita, Inc. hereby notifies you that the proxy materials for the 2011 Annual Meeting of Shareholders are available on the Internet. We have chosen to furnish proxy materials through the Internet, rather than by sending paper copies to you, because we believe this method allows us to provide you with the information needed to vote your shares while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Follow the instructions below to view the proxy materials and vote through the Internet or by telephone, to request copies of the proxy materials, and/or to vote in person. The matters to be voted on and the location of the Annual Meeting are stated on the reverse side of this notice. Your vote is important.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of Shareholders

to be Held on July 20, 2011

1. This communication is not a form for voting and presents only an overview of the more complete proxy materials available to you on the Internet, which contain important information about the Annual Meeting. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2. The Proxy Statement for the 2011 Annual Meeting of Shareholders, the related Proxy Card, and the 2010 Annual Report to Shareholders (including Orthovita, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010) are available at: http://materials.proxyvote.com/67850U.

3. If you want to receive paper or e-mail copies of the proxy materials identified above in Item 2, you must request them. There is no charge to you for requesting copies of these proxy materials. Please make your request for a copy as instructed below on or before July 12, 2011 to facilitate timely delivery.

You may vote through the Internet, by phone, by mail or in person.

If you wish to vote through the Internet, you must go to the website provided on the Proxy Card, enter your “Proxy Control Number” (which can be found at the bottom right corner of the reverse side of this notice) and follow the online instructions to cast your vote.

If you wish to vote by telephone, you must call the toll-free number listed on the Proxy Card, enter your Proxy Control Number and follow the prompts to cast your vote.

If you wish to vote by mail, you should either print out the Proxy Card available at the Internet website identified above or request a copy of the proxy materials, including the Proxy Card, and then mark the Proxy Card accordingly, date and sign the Proxy Card, and return the Proxy Card to us at the address indicated on the Proxy Card.

If you wish to vote in person, you should attend the Annual Meeting and cast your vote. To help us plan for the Annual Meeting, if you plan to attend in person we ask that you print the Proxy Card available at the Internet website stated above, check the box that you plan to attend, and return it to us at the address indicated on the Proxy Card (your failure to do this, however, will not prevent you from voting in person).

To request a paper copy or an e-mail copy of the proxy materials, either:

•	Call our toll-free number – (800) 579-1639; or

•	Visit our website at www.proxyvote.com; or

•	Send us an e-mail at sendmaterial@proxyvote.com.

If you request documents by e-mail, please clearly identify the documents you are requesting, reference “Orthovita, Inc.”, provide your name and your Proxy Control Number, and the name and physical address or electronic address (if you are requesting an e-mail copy) to which the documents should be mailed.

Orthovita, Inc. – 2011 Annual Meeting

The 2011 Annual Meeting of Shareholders will be held at 4:00 p.m., Eastern Daylight Time, on July 20, 2011 at the Offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania 19103.

Proposals to be voted on at the meeting are listed below along with the recommendations of the Board of Directors.

1.	Election of the following seven (7) directors:
01	R. Scott Barry
02	Morris Cheston, Jr.
03	Antony Koblish
04	Mary E. Paetzold
05	Paul G. Thomas
06	William E. Tidmore, Jr.
07	Paul Touhey

The Board of Directors recommends that you vote FOR all nominees

2. Approval of the Amended and Restated Employee Stock Purchase Plan which increases by 300,000 the number of shares reserved for issuance thereunder and makes certain other administrative changes.

3. Ratification of appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

4. Approval, in an advisory vote, of the Company’s executive compensation.

☐  FOR        ☐AGAINST         ☐   ABSTAIN

The Board of Directors recommends that you vote FOR Proposals 2, 3 and 4.

5. Recommendation, in an advisory vote, of the frequency of future advisory votes on the Company’s executive compensation.

☐  1 Year        ☐  2 Years         ☐  3 Years         ☐  ABSTAIN

The Board of Directors recommends that you vote 1 YEAR on Proposal 5.

6. Such other matters as may properly come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote through the Internet, by telephone, by returning a signed and dated Proxy Card to the Company, or by attending the Annual Meeting in person and casting your vote.

By Order of the Board of Directors,

Christine J. Arasin
Corporate Secretary

Your Proxy Control Number